Exhibit (j)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Ashmore Funds:
We consent to the use of our report dated December 20, 2021, with respect to the financial statements of Ashmore Emerging Markets Total Return Fund, Ashmore Emerging Markets Local Currency Bond Fund, Ashmore Emerging Markets Corporate Income Fund, Ashmore Emerging Markets Short Duration Fund, Ashmore Emerging Markets Active Equity Fund, Ashmore Emerging Markets Small-Cap Equity Fund, Ashmore Emerging Markets Frontier Equity Fund, Ashmore Emerging Markets Equity Fund, Ashmore Emerging Markets Equity ESG Fund, Ashmore Emerging Markets Short Duration Select Fund, Ashmore Emerging Markets Investment Grade Income Fund, and Ashmore Emerging Markets Corporate Income ESG Fund (collectively, the Ashmore Funds), as of October 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information filed on Form N-1A. /s/ KPMG LLP
Chicago, Illinois
February 23, 2022